EXECUTION VERSION

BETTER HOLDCO, INC.
2017 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the 2017 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “RSU Agreement”).
I.    NOTICE OF PERFORMANCE BASED RESTRICTED STOCK UNIT GRANT
Name: Harit Talwar
Address: On file with the Company
The undersigned Participant has been granted an award (the “Award”) of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and this RSU Agreement, as follows:
Grant Date:        May 23, 2022
Total Number of RSUs:            810,000 Vesting Commencement Date:        May 1, 2022 Vesting Requirements:
The RSUs will be subject to both time- and performance-based vesting criteria as follows: the time-based vesting criteria will be satisfied on November 1, 2022, subject (except as provided below) to the Participant’s continuous service on the Board of Directors of the Company (the “Board”) through such date and the performance-based vesting criteria will be satisfied as to the number of RSUs set forth below upon the achievement of the applicable Closing Stock Price (each date upon which both the time- and performance-based vesting criteria are achieved, a “Vesting Date”).

Number of RSUs Eligible to Vest	Closing Stock Price*
270,000	$5.50
270,000	$11.00
270,000	$16.50
*Closing Stock Price hurdles are cliff vesting; there is no straight line interpolation vesting between each dollar value.

“Closing Stock Price” means the average closing price of a Share (defined below) as reported on the applicable national securities exchange during any trailing consecutive 45-day period.

Performance Based Award

For the avoidance of doubt, upon consummation of the pending merger with Aurora Acquisition Corp. (the “Closing”) the number of RSUs under this Award will be converted based on the Exchange Ratio as defined and set forth in the Merger Agreement by and between the Company, Aurora Acquisition Corp. and Aurora Merger Sub I, Inc. dated May 10, 2021 (as amended) (“Merger Agreement”) and upon Closing, each reference to a number of RSUs set forth herein shall automatically be adjusted by the Exchange Ratio and this RSU Agreement shall be interpreted consistent with such intent.
Termination:
Upon the Participant’s termination of service on the Board due to his death or Disability,
(i) the time-based vesting criteria shall be deemed satisfied and (ii) all outstanding unvested RSUs will remain outstanding and eligible to vest as to the performance-based vesting criteria in accordance with the terms of this Agreement through the third anniversary of the date of such termination of service. If the Participant’s service on the Board is terminated at the Board’s or stockholder’s initiative (each, a “Removal Event”), (i) the time-based vesting criteria shall be deemed satisfied and (ii) all outstanding unvested RSUs will remain outstanding and eligible to vest as to the performance-based vesting criteria in accordance with the terms of this Agreement through the second anniversary of the date of such Removal Event. For the avoidance of doubt, any unvested RSUs for which the performance-based vesting criteria is not achieved during the applicable two (2)- or three (3)-year period shall automatically be forfeited, terminated and cancelled as of the end of such period without payment of any consideration by the Company. Upon any termination of Participant’s service on the Board other than due to Participant’s death or Disability or due to a Removal Event, all outstanding RSUs which had not vested on or prior to such termination shall automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and in the case of any forfeiture of RSUs under this RSU Agreement, the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder with respect thereto.
II.    AGREEMENT
1.    Grant of Award. The Administrator of the Company hereby grants to the Participant named in the Notice of RSU Grant in Part I of this RSU Agreement (“Participant”), an Award in consideration of the Participant’s service to the Company or any Subsidiaries and for other good and valuable consideration. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this RSU Agreement, the terms and conditions of the Plan shall prevail.

2.    Settlement and Delivery of Shares. Each vested RSU will be settled by delivery to the Participant of one share of the Company’s (or successor’s at or after the Closing) Common Stock (a “Share”) as promptly as practicable, and in any event within 30 days, following the applicable Vesting Date (each, a “Payment Date”), but in no event later than March 15 of the year following the year during which the applicable Vesting Date occurs.

3.    Participant May Elect Cash Settlement. Notwithstanding anything to the contrary in Section 3 of this Agreement, upon Participant’s election, a portion of RSUs scheduled to vest on an applicable Vesting Date may be settled in cash to cover Participant’s estimated taxes (based on maximum tax rates) provided that Participant submits such election to the Company in writing not later than ten (10) business days before the applicable settlement date.

4.    Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), on or prior to the Grant Date, Participant shall, if required by the Company, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.

5.    Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).
Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto (and consistent with equity-based awards made to directors and executives of the Company). In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of Shares acquired pursuant to this RSU Agreement shall be bound by this Section 5.
6.    Company’s Right of First Refusal. Subject to Section 6(g), before any Shares held by Participant or any transferee (either being sometimes referred to in this Section 6 as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 6 (the “Right of First Refusal”).

(a)    Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)    Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)    Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 6 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)    Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)    Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 6, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 6 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.
(f)    Exception for Certain Family Transfers. Anything to the contrary contained in this Section 6 notwithstanding, the transfer of any or all of the Shares during the Participant’s lifetime or on the Participant’s death by will or intestacy to the Participant’s Immediate Family or a trust for the benefit of the Participant’s Immediate Family shall be exempt from the provisions of this Section 6. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 6, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 6

(g)    Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earliest of (i) the Closing, (ii) the first sale of Common Stock of the Company to the general public, or (iii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

7.    Non-Transferability of Award and Interests.

(a)    This Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this RSU Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b)    Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Shares under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) (such date, the “Reliance End Date”), Participant shall not transfer this Award or, prior to exercise, the Shares subject to this Award, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant in each case, to the extent required for continued reliance on the Rule 12h-1(f) Exemption. Until the Reliance End Date, the Award and, prior to exercise, the Shares subject to this Award, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f) or, if the Company is not relying on the Rule 12h-1(f) Exemption, to the extent permitted by the Plan.
8.    Tax Obligations.

(a)    Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of any Federal, state, local and foreign income and employment tax withholding requirements applicable to the Award. Participant acknowledges and agrees that the Company may refuse to deliver the Shares or cash in lieu thereof if such required withholding amounts are not delivered at the time of payment.

9.    Section 409A.

(a)    This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Notwithstanding any other provision of the Plan or this RSU Agreement , the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. The Administrator may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.

(b)    For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.

10.    Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This RSU Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

11.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT), OR AS OTHERWISE SET FORTH IN THIS RSU AGREEMENT, AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY RETAINING PARTICIPANT'S SERVICES) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT                    BETTER HOLDCO, INC.
/s/Harit Talwar                        /s/Nicholas Calamari
Signature                        By
Harit Talwar                        Nicholas Calamari
Print Name                        Print Name
Chairman of the Board                    General Counsel
                        Title

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT
PARTICIPANT    :
COMPANY    :    BETTER HOLDCO, INC.
SECURITY    :    COMMON STOCK (underlying Restricted Stock Units) AMOUNT     :
DATE    :
In connection with the grant of the above-listed Securities, the undersigned Participant represents to the Company the following:
(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
(b)    Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.
(c)    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Award to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety
(90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the RSUs, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d)    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT
/s/Harit Talwar
Signature
Harit Talwar
Print

Name
6/1/22
Date